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SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant ☒
Filed by a party other than the registrant ☐
Check the appropriate box:
☐	Preliminary proxy statement
☒	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
VASTERA, INC.
(Name of Registrant as Specified in Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies: N/A
	(2)	Aggregate number of securities to which transaction applies: N/A
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A
	(4)	Proposed maximum aggregate value of transaction: N/A
	(5)	Total fee paid: N/A
☐	Fee paid previously with preliminary materials. N/A
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
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	(2)	Form, schedule or registration statement no.: N/A
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	(4)	Date filed: N/A

45025 Aviation Drive
Dulles, Virginia 20166-7554

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 17, 2002

TO THE STOCKHOLDERS OF VASTERA, INC.:

        The Annual Meeting of Stockholders of Vastera, Inc., a Delaware corporation, will be held on Wednesday, April 17, 2002 at 10:00 a.m. Eastern Daylight Time, at our executive offices at
45025 Aviation Drive, Dulles, Virginia 20166-7554, for the following purposes:

  1.
  To elect three directors to serve for a three-year term ending in 2005 or until their successors are duly elected and qualified;
  2.
  To ratify the appointment of Arthur Andersen LLP as our independent auditors for the year ending December 31, 2002; and
  3.
  To transact such other business as may properly come before our annual meeting and any adjournment or postponement thereof.

        The foregoing matters are described in more detail in the enclosed proxy statement. Our Board of Directors has fixed the close of business on February 20, 2002, as the record date for the determination of the stockholders entitled to notice of, and to vote at, the annual meeting and any postponement or adjournment thereof. Only those stockholders of record as of the close of business on that date will be entitled to notice of, and to vote at, the annual meeting and any postponement or adjournment thereof. A list of stockholders entitled to vote at our annual meeting will be available for inspection at our executive offices for a period of at least 10 days prior to the annual meeting and will also be available for inspection at the annual meeting.

        All stockholders are cordially invited to attend the meeting in person. Regardless of whether you plan to attend, please complete, date, sign and return the enclosed proxy in the envelope enclosed for your convenience as promptly as possible. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all of your shares will be voted. You may revoke your proxy at any time prior to the annual meeting. If you attend the annual meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the annual meeting will be counted.

        YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE.

By Order of the Board of Directors,

Mark J. Ferrer President and Chief Executive Officer Dulles, Virginia March 14, 2002

VASTERA, INC.
45025 Aviation Drive
Dulles, Virginia 20166

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 17, 2002

        The enclosed proxy is solicited on behalf of the Board of Directors of Vastera, Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on April 17, 2002 at 10:00 a.m. Eastern Daylight Time, and at any and all adjournments or postponements thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The annual meeting will be held at our executive offices at 45025 Aviation Drive, Dulles, Virginia 20166.

        Your vote at the annual meeting is important to us. Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed envelope. This proxy statement has information about the annual meeting and was prepared by our management for the Board of Directors. This proxy statement and the accompanying proxy card are first being mailed to you on or about March 14, 2002.

GENERAL INFORMATION ABOUT VOTING

Who can vote?

        You can vote your shares of common stock if our records show that you owned the shares on February 20, 2002, the record date for the annual meeting. A total of 39,485,453 shares of common stock were outstanding as of the record date. You get one vote for each share of common stock held of record by you. The enclosed proxy card shows the number of shares you can vote.

How do I vote by proxy?

        Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the annual meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope. If the proxy card is properly completed, signed and returned, the proxyholders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxyholders will vote for you on that proposal. Unless you instruct otherwise, the proxyholders will vote FOR each of the three director nominees and FOR each of the other proposals to be considered at the meeting.

What if other matters come up at the annual meeting?

        The matters described in this proxy statement are the only matters that we anticipate will be voted on at the annual meeting. If other matters are properly presented at the meeting, the proxyholders will vote your shares as they determined appropriate.

Can I change my vote after I return my proxy card?

        Yes. At any time before the vote on a proposal, you can change your vote either by filing with our Secretary at our principal executive offices at 45025 Aviation Drive, Dulles, Virginia 20166, a written notice revoking your proxy card or by signing, dating and returning to us a new proxy card. We will honor the proxy card with the latest date. You may also revoke your proxy by attending the annual meeting and voting in person, but attendance at the meeting will not, by itself, revoke a proxy.

Can I vote in person at the annual meeting rather than by completing the proxy card?

        Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person.

What do I do if my shares are held in "street name"?

        If your shares are held in the name of your broker, a bank or other nominee, that party should give you instructions for voting your shares.

How are votes counted?

        We will hold the annual meeting if holders of a majority of the shares of common stock entitled to vote either sign and return their proxy cards or attend the annual meeting in person. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum, even if you abstain or fail to vote on any of the proposals listed on the proxy card.

        If your shares are held in the name of a nominee, and you do not tell the nominee how to vote your shares ("broker non-votes"), the nominee can vote them as it deems appropriate only on matters that are determined to be routine, and not on any other proposal. Broker non-votes will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on any nonroutine proposal.

What are our Board's recommendations?

        Unless you give other instructions on your proxy card, the persons named as proxyholders on the proxy card will vote in accordance with the recommendations of our Board of Directors. Each of the Board's recommendations is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

  •
  FOR election of the nominated slate of directors for a three-year term ending in 2005 (see page 3); and

  •
  FOR ratification of the appointment of Arthur Andersen LLP as our independent auditors for the year ending December 31, 2002 (see page 6).

        With respect to any other matters that properly come before the meeting, the proxyholders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each proposal?

        The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. Stockholders are not entitled to cumulative voting in the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. For the ratification of the appointment of our independent auditors and any other items, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

Who pays for this proxy solicitation?

        We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation materials furnished to the stockholders. Copies of the solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies may be supplemented by a solicitation by personal contacts, telephone, facsimile, electronic or other means by directors, officers or employees of Vastera. No additional compensation will be paid to these individuals for any such services.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS

        Our Board of Directors is divided into three classes with staggered three-year terms. Each class consists, as nearly as possible, of one-third of the total number of directors. The number of directors is determined from time to time by the Board of Directors and is currently comprised of seven members, with one vacancy.

        The seven-member Board of Directors currently consists of two Class I directors, three Class II directors, and two Class III directors. Pursuant to our certificate of incorporation and bylaws, our Board of Directors expects to review the size of the Board of Directors from time to time, and if suitable outside candidates are available, the Board may increase the size of the Board of Directors.

        A single class of directors is elected each year at the annual meeting. Subject to transition provisions, each director elected at each such meeting will serve for a term ending on the date of the third annual meeting of stockholders after his election or until his successor has been elected and duly qualified.

        Three directors are to be elected at this annual meeting to serve until the 2005 annual meeting, or until their successors are duly elected and qualified. Each returned proxy cannot be voted for more than three directors. If the nominee is unable or unwilling to serve as a director, the proxies may be voted for any substitute nominee designated by the current Board of Directors or the proxyholders to fill such vacancy, or the Board of Directors may be reduced in size in accordance with our bylaws. The Board of Directors has no reason to believe that the individuals named below will be unable or unwilling to serve as nominees or as directors if elected.

        Unless otherwise instructed, the proxyholders will vote the proxies received by them FOR the nominees named below.

        Set forth below is certain information concerning the nominees and our other incumbent directors:

Class II Directors to be Elected at the 2002 Annual Meeting

        Timothy A. Davenport.    Mr. Davenport has served as one of our directors since April 2000. From June 1995 until April 2000, Mr. Davenport served as President, Chief Executive Officer and a director of Best Software, Inc., a software company. Since May 2000, Mr. Davenport has served as an independent consultant to third parties. From March 1987 to June 1995, Mr. Davenport served as Vice President, Developer Tools Group and Vice President, Graphics Division of Lotus Development Corporation. He is currently on the Board of Directors of Made2Manage Systems, Inc. and a privately owned company.

        Nicolas C. Nierenberg.    Mr. Nierenberg has served as one of our directors since April 2000. Mr. Nierenberg is a co-founder of Actuate Corporation, a comprehensive solution provider for the delivery of business information over the Internet, and has been its Chief Architect, Chief Executive Officer and Chairman of the Board since December 1993. Mr. Nierenberg was also President of Actuate Corporation until October 1998. Prior to co-founding Actuate, from April 1993 to November 1993, Mr. Nierenberg worked as a consultant for Accel Partners, a venture capital firm. Mr. Nierenberg co-founded Unify Corporation, which develops and markets relational database development tools. Mr. Nierenberg held a number of positions at Unify, including Chairman of the Board of Directors, Chief Executive Officer, President, Vice President, Engineering and Chief Technology Officer. Mr. Nierenberg also serves on the Board of Directors of a privately-owned company.

        James D. Robinson IV.    Mr. Robinson has served as one of our directors since November 1998. Since 1994, Mr. Robinson has served as a General Partner of RRE Ventures GP II, L.L.C., a venture capital firm. Mr. Robinson was one of the founders of RRE Ventures. Mr. Robinson currently serves on the Board of Directors of Evoke Software, Quixi, Vocera, GoldPocket Interactive, Vivre and the New York City Investment Fund's Education and Information Services Sector Group. From 1992 to 1994, Mr. Robinson served in various capacities for Hambrecht & Quist Venture Capital.

Directors Continuing In Office

        Mark J. Ferrer.    Mr. Ferrer joined Vastera in December 1999 as Chief Operating Officer and is responsible for our day-to-day operations. Mr. Ferrer was appointed to our Board of Directors in March 2000. Mr. Ferrer was promoted to President in April 2001 and became our Chief Executive Officer in February 2002. From October 1998 to December 1999, Mr. Ferrer served as President of Baan Americas, a software company, where he held fiscal responsibility for Baan's operations in North and South America. From April 1998 to October 1998, Mr. Ferrer served as Chief Operating Officer for Aurum Software (a Baan subsidiary), where he was responsible for sales, marketing, services and development. From 1982 to April 1998, Mr. Ferrer held numerous positions with IBM, most recently as Vice President, Software Marketing and Sales. Mr. Ferrer also serves on the Board of Directors of a privately-owned company.

        Richard H. Kimball.    Mr. Kimball has served as one of our directors since August 1997. In June 1995, Mr. Kimball co-founded Technology Crossover Ventures, a venture capital firm, and has been a General Partner with Technology Crossover Ventures since its founding. Prior to that, Mr. Kimball spent over 10 years at Montgomery Securities, serving as a securities analyst and Managing Director. He is currently on the Board of Directors of Advanced Switching Corporation and several private companies.

        Richard A. Lefebvre.    Mr. Lefebvre served as Chairman of our Board of Directors from June 1998 through December 2000 and as a member of our Board of Directors since 1997. He has been a General Partner with Allegra Partners, a venture capital firm, since January 2000. From March 1991 to December 1998, Mr. Lefebvre served as Chairman of the Board of AXENT Technologies, Inc., a computer network security company. He also served as AXENT's Chief Executive Officer from March 1991 to July 1997.

        Arjun Rishi.    Mr. Rishi co-founded Vastera in 1992 and has served as a member of our Board of Directors since its inception. He served as President until April 2001 and Chief Executive Officer through January 2002. Mr. Rishi began service as the Chairman of the Board for Vastera in January 2001. From 1990 to 1992, Mr. Rishi worked as a consultant with Electronic Data Systems, a computer software company, developing a credit card validation system. From 1987 to 1989, Mr. Rishi was an employee of PRC, a computer software company.

Meetings and Committees of the Board Of Directors

        Our Board of Directors held eight meetings during 2001. All directors attended or participated in more than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings of the committees of the Board of Directors on which they served. We have standing Audit and Compensation Committees, but we have not established a Nominating Committee. The Audit Committee currently consists of Messrs. Kimball, Robinson and Davenport. The Audit Committee met three times during fiscal year 2001. The Audit Committee reviews our financial statements and accounting practices, makes recommendations to the Board of Directors regarding the selection of independent auditors and reviews the results and scope of our annual audit and other services provided by our independent auditors.

        The Board adopted and approved a charter for the Audit Committee in April 2000, which was amended and restated in March 2001. The Board believes that all members of the Audit Committee are "independent", as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers.

        The Compensation Committee met four times during fiscal year 2001. The Compensation Committee makes recommendations to the Board of Directors concerning salaries and incentive compensation for our officers and employees and administers our employee benefit plans, including the grant of options under those plans.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee of the Board of Directors was formed in July 1998, and the current members of the Compensation Committee are Messrs. Davenport, Kimball and Lefebvre. None of the members of the Compensation Committee was at any time since the formation of Vastera an officer or employee of Vastera. No executive officer serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our Board of Directors or our Compensation Committee.

Director Compensation

        We reimburse each member of our Board of Directors for out-of-pocket expenses incurred in connection with attending Board meetings. Upon becoming a member of our Board, we pay each member of our Board who is not an employee or an affiliate of one of our principal stockholders a director fee consisting of an option to purchase 45,000 shares of common stock at an exercise price equal to the fair market value of such stock on the date of grant. Each option is immediately exercisable for all of the option shares, but any shares purchased under the option are subject to repurchase by Vastera, at the option exercise price paid per share, upon the director's cessation of Board service prior to vesting of those shares. The shares subject to each option vest in a series of three successive equal annual installments upon the director's completion of each year of Board service over the three-year period measured from the grant date. We pay our directors an annual retainer of $5,000 and fees of $1,000 for attendance at each Board meeting and committee meeting and $500 for participation on telephone calls regarding Board or committee business.

        The non-employee Board members are also eligible to receive discretionary option grants and stock issuances under our stock option plan from time to time.

Vote Required

        Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the annual meeting.

Recommendation of the Board of Directors

        OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED ABOVE. UNLESS AUTHORITY TO DO SO IS WITHHELD, THE PROXYHOLDERS NAMED IN EACH PROXY WILL VOTE THE SHARES REPRESENTED IN SUCH PROXY IN FAVOR OF THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

PROPOSAL NO. 2:
RATIFICATION OF APPOINTMENT OF AUDITORS

        Our Board of Directors has selected Arthur Andersen LLP to serve as our independent auditors for the year ending December 31, 2002, and the Board is asking the stockholders to ratify this appointment. If the ratification of this selection of auditors is not approved by a majority of the shares of common stock voting thereon, the Board of Directors will reconsider its appointment of Arthur Andersen. Even if the selection is ratified, in its discretion, the Board of Directors may direct the appointment of a different independent accounting firm at any time during the year, if the Board of Directors believes that such a change would be in the best interests of our company and our stockholders.

        Representatives of Arthur Andersen are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.

        Unless marked to the contrary, proxies received will be voted FOR ratification of the appointment of Arthur Andersen as the independent auditors for the current year.

Vote Required

        The ratification of the appointment of Arthur Andersen as our independent auditors for the year ending December 31, 2002 requires the affirmative vote of the holders of a majority of the shares of our common stock present at the annual meeting in person or by proxy and entitled to vote.

Recommendation of the Board of Directors

        OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN AS OUR INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2002.

OTHER MATTERS

        As of the date of this proxy statement, our Board of Directors knows of no other matters that will be presented at the annual meeting. If any other matters are properly brought before the annual meeting, or any adjournment or postponement thereof, proxies in the enclosed form will be voted in respect thereof in accordance with the recommendation of the Board of Directors. Discretionary authority with respect to such other matters is expressly granted by the execution of the enclosed proxy.

MANAGEMENT

Executive Officers and Directors

        The following table sets forth certain information concerning our officers and directors as of February 20, 2002:

Name	Age	Position
Arjun Rishi	38	Chairman of the Board
Mark J. Ferrer	42	Chief Executive Officer, President and Director
Philip J. Balsamo	39	Chief Financial Officer
Brian D. Henderson	39	Vice President, Corporate and Legal Affairs and Secretary
Mark E. Palomba	43	Senior Vice President, Global Services
David M. Pierce	47	Senior Vice President, Worldwide Markets
Timothy A. Davenport(1)(2)	46	Director
Richard H. Kimball(1)(2)	45	Director
Richard A. Lefebvre(2)	55	Director
Nicolas C. Nierenberg	45	Director
James D. Robinson IV(1)	39	Director

(1)
Member of Audit Committee.

(2)
Member of Compensation Committee.

        The biographies for Messrs. Rishi, Ferrer, Davenport, Kimball, Lefebvre, Nierenberg and Robinson appear earlier in this proxy statement. See "Proposal No. 1: Election of Directors."

        Philip J. Balsamo.    Mr. Balsamo has served as our Chief Financial Officer since he joined Vastera in May 1998. From May 1997 to May 1998, Mr. Balsamo was Business Advisor and Controller of the SCM and Data Connectivity Business Units of INTERSOLV, Inc., an application enablement software provider, now known as Merant. From May 1992 to May 1997, Mr. Balsamo was Director of Financial Reporting and Assistant Controller of INTERSOLV. From 1987 to 1992, he served as Treasurer and Controller of Government Marketing Services, Inc., a computer reseller. From 1984 to November 1986, he served as Senior Accountant to MBI Business Centers and to Buchanan & Company. Mr. Balsamo is a certified public accountant.

        Brian D. Henderson.    Mr. Henderson joined Vastera in March 2001 as Vice President, Corporate and Legal Affairs and Secretary. From May 1999 to March 2001, Mr. Henderson was a partner in the law firm of Brobeck, Phleger & Harrison LLP. From May 1994 to May 1999, Mr. Henderson was an associate with the law firm of Piper & Marbury L.L.P. From September 1992 to May 1994, Mr. Henderson was an associate with the law firm of Pillsbury Madison & Sutro LLP. From July 1986 to August 1989, Mr. Henderson was a staff accountant and senior accountant with the accounting firm of Arthur Andersen LLP. Mr. Henderson is a certified public accountant.

        Mark E. Palomba.    Mr. Palomba joined Vastera in February 2000 as Senior Vice President, Global Services. Prior to joining Vastera, Mr. Palomba served as Senior Vice President of Consulting for Baan Americas from January 1999 to February 2000 and as Vice President of Consulting, Client Services from July 1998 to January 1999. From 1982 to July 1998, Mr. Palomba held numerous positions with IBM, most recently as Global Solutions Segment Executive.

        David M. Pierce.    Mr. Pierce joined Vastera in March 2000 as Senior Vice President, Worldwide Sales and he was promoted to Senior Vice President, Worldwide Markets in January 2002. From 1979 to March 2000, Mr. Pierce held numerous positions with IBM where, since August 1996, he served as Vice President, Sales and Marketing for Software and eBusiness. Prior to that assignment, Mr. Pierce held numerous positions relating to the sales and marketing growth of the software and services provided by IBM.

        Our executive officers are elected by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified. There are no family relationships among any of our directors or executive officers.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary of Cash and Certain Other Compensation

        The following table sets forth certain summary information concerning the compensation earned by our Chief Executive Officer and each of our four other most highly compensated executive officers for services rendered in all capacities for the years ended December 31, 2001 and 2000. The listed individuals in the Summary Compensation Table below are referred to in this proxy statement as the "named executive officers." There are no other executive officers who would have otherwise been includible in the table below on the basis of salary and bonus earned for the year ended December 31, 2001 that have been excluded by reason of his or her termination of employment or change in executive status during the year.

        The option grants reflected in the table below were made either under our 1996 Stock Option Plan or our 2000 Stock Incentive Plan.

Summary Compensation Table

				Long Term Compensation Awards
	Annual Compensation
Name and Principal Position				Securities Underlying Options
	Year	Salary ($)	Bonus ($)
Arjun Rishi (1)	2001	$315,000	$75,000	175,000
Chairman of the Board	2000	250,000	97,500	75,000
Mark J. Ferrer (2)	2001	315,000	75,000	785,000
Chief Executive Officer, President	2000	300,000	97,500	675,000
Philip J. Balsamo	2001	175,000	50,000	295,000
Chief Financial Officer	2000	150,000	48,750	240,000
David M. Pierce	2001	260,000	61,500	450,000
Senior Vice President, Worldwide Markets	2000	250,000	93,000	455,000
Mark E. Palomba	2001	250,000	65,000	272,500
Senior Vice President, Global Services	2000	230,000	82,700	247,500

(1)
Mr. Rishi resigned as our Chief Executive Officer in February 2002.

(2)
Mr. Ferrer became our Chief Executive Officer in February 2002. During 2001, Mr. Ferrer served as our Chief Operating Officer and President.

Stock Options and Stock Appreciation Rights

        The following table sets forth information regarding option grants to each of the named executive officers during the year ended December 31, 2001. No stock appreciation rights were granted to the named executive officers during 2001.

	Individual Grants
	Number or Securities Underlying Options Granted (#)					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name			Percent of Total Options Granted to Employees in 2001	Exercise Base Price ($/Sh)	Expiration Date
						5% ($)	10% ($)
Arjun Rishi	100,000	(1)	4.16%	$15.25	1/2/2011	$959,064	$2,430,457
	25,000	(3)	1.04	11.95	10/24/2011	187,882	476,131
Mark J. Ferrer	100,000	(1)	4.16	15.25	1/2/2011	959,064	2,430,457
	10,000	(2)	0.42	9.99	10/1/2011	62,827	159,215
Philip J. Balsamo	40,000	(1)	1.67	15.25	1/2/2011	383,626	972,183
	15,000	(2)	0.62	9.99	10/1/2011	94,240	238,822
David M. Pierce	5,000	(2)	0.21	9.99	10/1/2011	31,413	79,607
Mark E. Palomba	20,000	(1)	0.83	15.25	1/2/2011	191,813	486,091
	5,000	(2)	0.21	9.99	10/1/2011	31,413	79,607

(1)
The options vest in 48 monthly installments beginning on February 2, 2001.

(2)
The options vest in 12 monthly installments beginning on November 1, 2001.

(3)
The options vest in 12 monthly installments beginning on February 28, 2002.

        The 5% and 10% assumed rates of appreciation are prescribed by the rules and regulations of the Securities and Exchange Commission ("SEC") and do not represent our estimate or projection of the future trading prices of our common stock. Unless the market price of the common stock appreciates over the option term, no value will be realized from these option grants. Actual gains, if any, on stock option exercises are dependent on numerous factors, including, without limitation, our future performance, overall business and market conditions, and the option holder's continued employment with us throughout the entire vesting period and option term, which factors are not reflected in this table. Unless the market price of our common stock appreciates over the option term, no value will be realized from the option grant made to the named executive officers.

Aggregated Option/SAR Exercises and Fiscal Year-End Values

        The following table sets forth information with respect to the named executive officers concerning their exercise of stock options during the year ended December 31, 2001 and the number of shares subject to unexercised stock options held by them as of the close of such year. No stock appreciation rights were held or exercised at any time during the year ended December 31, 2001.

        In the following table, "Value Realized" is equal to the difference between the fair value of the shares at the time of exercise and the exercise price paid for the shares and the "Value of Unexercised In-The-Money Options at Year-End" is based upon the fair value per share on the last trading day in 2001 less the exercise price payable per share multiplied by the number of shares subject to the option.

Aggregated Option Exercises in 2001 and Year-End Values

			Number of Securities Underlying Unexercised Options at Year-End		Value of Unexercised in-the-Money Options at Year-End
Name	Shares Acquired on Exercise	Value Realized ($)	Exercisable	Unexercisable	Exercisable ($)	Unexercisable ($)
Arjun Rishi	—	—	94,814	105,186	$937,800	$260,450
Mark J. Ferrer	103,000	$874,216.10	244,082	422,918	2,810,090	4,415,880
Philip J. Balsamo	28,300	319,431.70	133,385	133,315	1,660,903	1,141,367
Mark E. Palomba	32,500	282,842.28	91,528	148,472	1,097,620	1,673,830
David M. Pierce	48,100	331,341.31	138,837	249,313	1,562,200	2,792,832

Employment Agreements and Change-in-Control Arrangements

        None of the named executive officers has an employment agreement with us. Accordingly, the employment of any such named executive officer may be terminated at any time at the discretion of the Board of Directors. We have entered into letter agreements with Messrs. Ferrer, Pierce and Palomba providing that each of them will be paid their respective current base salaries for six months in the event that their employment is terminated for any reason other than misconduct. In addition, Mr. Ferrer's initial option grant to purchase 675,000 shares of our common stock will immediately vest as to 75% of any unvested portion in the event of an acquisition or merger that results in a change in control of Vastera or in which Vastera is not the surviving entity.

LIMITATIONS ON LIABILITY OF DIRECTORS AND OFFICERS AND INDEMNIFICATION

Limitation of Liability

        Our certificate of incorporation provides that our officers and directors will not be personally liable to us or our stockholders for monetary damages resulting from a breach of fiduciary duty, to the maximum extent permitted by Delaware law. Under Delaware law, directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for:

  •
  Any breach of the duty of loyalty to the corporation or its stockholders;

  •
  Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  •
  Unlawful payments of dividends or unlawful stock repurchases or redemptions; or

  •
  Any transaction from which the director derived an improper personal benefit.

        This limitation of liability does not apply to non-monetary remedies that may be available, such as injunctive relief or rescission, nor does it relieve our officers and directors from complying with federal or state securities laws.

Indemnification

        Our certificate of incorporation and bylaws provide that we shall indemnify our directors and executive officers, and may indemnify our other corporate agents, to the fullest extent permitted by law. This provision deters transactions not approved by the Board, including transactions that may offer a premium over market price for shares of common stock. An officer or director shall not be entitled to indemnification if:

  •
  The officer or director did not act in good faith and in a manner reasonably believed to be in, or not opposed to, our best interests; or

  •
  The officer or director is subject to criminal action or proceedings and had reasonable cause to believe the conduct was unlawful.

        We have entered into agreements to indemnify our directors and officers in addition to the indemnification provided for in our certificate of incorporation and our bylaws. These agreements, among other things, provide for indemnification of our directors and officers for expenses specified in the agreements, including attorneys' fees, judgments, fines and settlement amounts incurred by any of these persons in any action or proceeding arising out of these persons' services as a director or officer for us, any of our subsidiaries or any other entity to which the person provides services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

PRINCIPAL STOCKHOLDERS

        The following table sets forth information as of February 20, 2002, regarding the beneficial ownership of our common stock by:

  •
  each person or entity who is known by us to own beneficially more than 5% of our outstanding common stock;

  •
  each of our executive officers named in the Summary Compensation Table;

  •
  each of our directors and nominees for election as a director; and

  •
  all current directors and executive officers as a group.

	Shares Beneficially Owned (1)
Name and Address*
	Number	Percent
Ford Motor Company(2) Henry Ford II World Center One American Road Dearborn, MI 48126	8,000,000	20.3%
FMR Corp.(3) 82 Devonshire Street Boston, MA 02109	3,887,860	9.8
Downtown Associates, L.L.C.(4) 674 Unionville Road, Suite 105 Kennett Square, PA 19348	2,737,300	6.9
Arjun Rishi(5)	796,394	2.0
Mark J. Ferrer(6)	290,935	**
Philip J. Balsamo(7)	141,713	**
Brian D. Henderson(8)	41,523	**
Mark E. Palomba(9)	81,327	**
David M. Pierce(10)	160,538	**
Timothy A. Davenport(11)	50,000	**
Richard H. Kimball(12)	1,883,194	4.8
Richard A. Lefebvre(13)	164,500	**
Nicolas C. Nierenberg(14)	157,500	**
James D. Robinson IV(15)	15,000	**
All directors and executive officers as a group (11 people)(16)	3,782,624	9.3%

*
Addresses are given for beneficial owners of more than 5% of the common stock only.

**
Represents beneficial ownership of less than 1%.

(1)
The number and percentage of shares beneficially owned are based on the aggregate of 39,485,453 shares of common stock outstanding as of February 20, 2002. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after February 20, 2002 are deemed outstanding; however, the shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting or investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2)
Ford Motor Company is a publicly held company.

(3)
This information is based on Schedule 13G filed on February 11, 2002, with the SEC by FMR Corp., a Massachusetts corporation ("FMR"), and its direct and indirect subsidiaries: Fidelity Management & Research Company ("Fidelity"), Fidelity Management Trust Company ("Fidelity Trust") and Fidelity International Limited ("Fidelity International"). Fidelity shares dispositive power with respect to 2,553,530 shares owned by the Fidelity Funds, to which it acts as investment adviser. The Board of Trustees of the Fidelity Funds has voting power with respect to these 2,553,530 shares; Fidelity carries out the voting of these shares under written guidelines established by the Board of Trustees. Fidelity Trust shares dispositive power with respect to 1,088,530 shares and shares voting power with respect to 1,082,630 of such shares; the power to vote with respect to the remaining 5,900 shares is held by the institutional accounts for which Fidelity Trust serves as investment manager. Fidelity International has sole dispositive power and sole voting power with respect to 245,800 shares.

(4)
The shares are held by Ronald Juvonen individually and Downtown Associates I, L.P., Downtown Associates II, L.P., Downtown Associates III, L.P., Downtown Associates IV, L.P. and Downtown Foundations, L.P. (collectively referred to as the "Downtown Funds"). The general partner of the Downtown Funds is Downtown Associates, L.L.C. (the "General Partner"). Ronald Juvonen, as the Managing Member of the General Partner, has sole voting and disposition power of all shares of the Company's stock held by the Downtown Funds.

(5)
Includes 110,415 shares subject to stock options currently exercisable or exercisable within 60 days of February 20, 2002.

(6)
Includes 275,935 shares subject to stock options currently exercisable or exercisable within 60 days of February 20, 2002.

(7)
Includes 141,713 shares subject to stock options currently exercisable or exercisable within 60 days of February 20, 2002.

(8)
Includes 38,123 shares subject to stock options currently exercisable or exercisable within 60 days of February 20, 2002.

(9)
Includes 81,327 shares subject to stock options currently exercisable or exercisable within 60 days of February 20, 2002.

(10)
Includes 140,288 shares subject to stock options currently exercisable or exercisable within 60 days of February 20, 2002.

(11)
Includes 45,000 shares subject to stock options currently exercisable or exercisable within 60 days of February 20, 2002.

(12)
Includes 15,000 shares subject to stock options currently exercisable or exercisable within 60 days of February 20, 2002. Includes (a) 612,765 shares held by Technology Crossover Ventures II, L.P., (b) 93,556 shares held by Technology Crossover Ventures II, C.V., (c) 83,603 shares held by TCV II Strategic Partners, L.P., (d) 471,103 shares held by TCV II (Q), L.P., (e) 19,904 shares held by TCV II, V.O.F., (f) 563,412 shares held by TCV IV, L.P., and (g) 21,008 shares held by TCV Strategic Partners, L.P. Mr. Kimball is a general partner of Technology Crossover Ventures. Mr. Kimball disclaims beneficial ownership of the shares held by Technology Crossover Ventures and its affiliates, except to the extent of his pecuniary interest in the shares held.

(13)
Includes 172,500 shares subject to stock options currently exercisable or exercisable within 60 days of February 20, 2002 and 17,000 shares held by Allegra Capital Partners IV L.P. Mr. Lefebvre is a general partner of Allegra Capital Partners IV L.P. Mr. Lefebvre disclaims beneficial ownership of the shares held by Allegra Capital Partners IV L.P. except to the extent of his pecuniary interest in the shares held.

(14)
Includes 45,000 shares subject to stock options currently exercisable or exercisable within 60 days of February 20, 2002.

(15)
Includes 15,000 shares subject to stock options currently exercisable or exercisable within 60 days of February 20, 2002.

(16)
Includes 1,055,301 shares subject to stock options currently exercisable or exercisable within 60 days of February 20, 2002.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in such filing.

        The Compensation Committee (the "Committee") of our Board of Directors sets the compensation of our Chief Executive Officer, reviews the design, administration and effectiveness of compensation programs for our other key executives and approves stock option grants for all executive officers. The Committee is comprised of Timothy A. Davenport, Richard H. Kimball and Richard A. Lefebvre, each of whom is an outside director.

Compensation Philosophy and Objectives

        We operate in the extremely competitive and rapidly changing high technology industry. The Committee believes that the compensation programs for our executive officers should be designed to attract, motivate and retain talented executives responsible for our success. The Committee also believes the compensation programs should be determined within a competitive framework and based on the achievement of designated financial targets, individual contribution, client satisfaction and financial performance relative to that of our competitors.

        Within this overall philosophy, the Committee's objectives are to:

  •
  Offer a total compensation program that takes into consideration a number of factors including (i) the compensation practices of comparable companies and other selected companies with which we compete for executive talent, (ii) industry trends and (iii) general economic and market conditions.

  •
  Provide annual variable incentive bonus awards that take into account our overall financial performance in terms of designated corporate objectives and the relative performance of other companies as well as individual contributions.

  •
  Align the financial interests of our executive officers with those of our stockholders by providing significant equity-based, long-term incentives.

Compensation Components and Process

        The three major components of our executive officer compensation are: base salary, annual variable incentive bonus awards and equity-based incentive awards in the form of stock options. In arriving at specific levels of compensation for executive officers the Committee has relied on a number of factors including the recommendations of management, benchmarks provided by generally available compensation surveys and the experience of Committee members and their knowledge of compensation levels of other technology companies.

        Base Salary.    The base salary for each executive officer in 2001 was based on a number of factors including the executive's duties, responsibilities and achievements, the performance of Vastera, both financial and otherwise, and the overall success of the executive in developing and executing our business plan.

        Variable Incentive Bonus Awards.    To reinforce the attainment of our goals, the Committee believes that a portion of the annual compensation of each executive officer should be in the form of an annual variable incentive bonus award. The bonus pool for executive officers is determined on the basis of our achievement of the financial performance targets established at the beginning of the fiscal year and also includes a range for the executive's contribution and a strategic component tied to our performance relative to other companies. Executive officers received cash bonuses for 2001 ranging from approximately 23.7% to 28.6% of their base salary, based on the degree of our achievement of our financial and other objectives as approved by the Committee. The incentive plan sets a threshold level of our performance based on revenue that must be attained before any incentives are awarded. Once the annual threshold is reached, specific formulas are in place to calculate the actual incentive payment for each officer. A target is set for each executive officer and is stated in terms of an escalating percentage of the officer's base salary for the year.

        Equity-Based Incentive Awards.    The goal of our equity-based incentive awards is to align the interests of our executive officers with our stockholders and to provide each executive officer with a significant incentive to manage our operations from the perspective of an owner with an equity stake in the business. The Committee determines the size of long-term, equity-based incentives according to each executive's position within the company and sets a level it considers appropriate to create a meaningful opportunity for stock ownership. In addition, the Committee takes into account an individual's recent performance, his or her potential for future responsibility and promotion, comparable awards made to individuals in similar positions with comparable companies and the number of unvested options held by each individual at the time of the new grant. The relative weight given to each of these factors varies among individuals and is subject to the Committee's discretion. During 2001, the Committee made option grants to each of our executive officers under the Company's 2000 Stock Incentive Plan. Each grant allows the executive officer to acquire shares of our common stock at a fixed price per share (the market price on the grant date) over a specified period of time. Options granted to this group of individuals in 2001 vest in periodic installments over a four-year period, contingent upon the executive officer's continued employment with us. Accordingly, the option grants will provide a return only if the officer remains employed by us and only if the market price appreciates over the option term.

        CEO Compensation.    The original compensation package for Mr. Rishi for 2001 was negotiated with him in January and consisted of three components: base salary of $315,000, annual incentive compensation of up to $150,000 and stock options for 100,000 shares with an exercise price of $15.25 per share. In October 2001, the Board granted an option for an additional 25,000 shares with an exercise price of $11.95 per share. The Committee based Mr. Rishi's 2001 aggregate compensation package on a number of factors. The Committee took into consideration our financial operations and the attainment of pre-established business performance goals. The Committee also considered Mr. Rishi's ability to establish short-term and long-term business strategies for us and his success in executing upon these strategies.

Compliance with Internal Revenue Code Section 162(m)

        Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based. Non-performance based compensation paid to our executive officers for 2001 did not exceed the $1 million limit for any officer, and the Committee does not anticipate that the non-performance based compensation to be paid to any of our executive officers for 2002 will exceed that limit. Our 2000 Stock Incentive Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation that will not be subject to the $1 million limitation. Because it is unlikely that the cash compensation payable to any of our executive officers in the foreseeable future will approach the $1 million limit, the Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to our executive officers. The Committee will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1 million level.

Other Elements of Executive Compensation

        Executives are eligible for corporation-wide medical and dental benefits and participation in a 401(k) plan under which we currently provide no matching contributions. In addition, executives participate in a corporation-wide short and long-term disability insurance program and a group term life insurance program.

        It is the opinion of the Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align our management's performance and interests to those of our stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short-term and long-term.

Submitted by the Compensation Committee of the Board of Directors Timothy A. Davenport Richard H. Kimball Richard A. Lefebvre

AUDIT COMMITTEE REPORT

        The following is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended December 31, 2001, which include our consolidated balance sheets as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 2001, and the notes thereto. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in such filing.

Review with Management

        The Audit Committee has reviewed and discussed our audited financial statements with our management.

Review and Discussions with Independent Public Accountants

        The Audit Committee has discussed with Arthur Andersen LLP, our independent public accountants, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards), which includes, among other items, matters related to the conduct of the audit of our financial statements.

        The Audit Committee has also received written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1 (which relates to the accountants' independence from us and any of our related entities), and has discussed with Arthur Andersen LLP their independence from Vastera.

Conclusion

        Based on the review and discussions referred to above, our Audit Committee recommended to our Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

Submitted by the Audit Committee of the Board of Directors Timothy A. Davenport Richard H. Kimball James D. Robinson IV

AUDIT AND RELATED FEES

        During the fiscal year ended December 31, 2001, Arthur Andersen LLP provided audit, audit related and non-audit related services to us as follows:

  Audit Fees.

        The aggregate fees billed by Arthur Andersen LLP for professional services rendered for the audit of our financial statements for the year ended December 31, 2001, and for the review of financial statements in our Quarterly Reports on Forms 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001 were $213,000.

  All Other Fees.

        Other fees for the year ended December 31, 2001 were $314,000 including audit-related fees of $156,000 and other fees of $158,000. Audit-related fees include statutory audits of subsidiaries, benefit plan audits, acquisition due diligence, accounting consultation, various attest services under professional standards and assistance with registration statements and consents. Other fees were primarily tax services.

  Financial Information Systems Design and Implementation Fee.

        There were no fees billed by Arthur Andersen to Vastera for financial systems design and implementation for the year ended December 31, 2001.

        The Audit Committee of the Board has considered whether the provision of the services described above is compatible with maintaining the independent accountant's independence and has determined that such services have not adversely affected Arthur Andersen's independence.

STOCK PERFORMANCE GRAPH

        Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by us under those statutes, the following Stock Performance Graph is to be incorporated by reference into any such prior filings, nor shall such graph or report be incorporated by reference into any future filings made by us under those statutes.

        The following graph shows a comparison of cumulative total return on our common stock, based on the market price of our stock assuming reinvestment of dividends with a return of the Standard and Poor's 500 Index, the Nasdaq Stock Market (U.S.) Index, and the Dow Jones Internet Services Index for the period beginning September 28, 2000, the day our common stock began trading, through December 31, 2001.

COMPARISON OF CUMULATIVE TOTAL RETURN AMONG VASTERA, INC., THE STANDARD AND POOR'S 500 INDEX, THE TECHNOLOGY-500 THE NASDAQ STOCK MARKET (U.S.) INDEX

Total Return To Shareholders
(Dividends reinvested monthly)
ANNUAL RETURN PERCENTAGE
Months Ending

Company/Index	Sep00	Oct00	Nov00	Dec00	Jan01	Feb01	Mar01	Apr01	May01	Jun01	Ju101	Aug01	Sep01	Oct01	Nov01	Dec01
VASTERA INC	27.54	-19.32	-43.31	59.01	0.78	-9.69	-46.78	41.03	9.79	18.33	-8.52	-22.94	11.89	8.93	-4.67	42.82
S&P 500 INDEX	-1.49	-0.42	-7.88	0.49	3.55	-9.12	-6.34	7.77	0.67	-2.43	-0.98	-6.26	-8.08	1.91	7.67	0.88
TECHNOLOGY-500	-4.71	-5.47	-19.66	-11.05	17.17	-26.92	-12.10	15.91	-4.43	1.20	-5.41	-11.94	-18.97	16.54	16.37	-1.28
NASDAQ US INDEX	-2.85	-8.21	-22.96	-5.31	12.13	-22.58	-14.01	14.92	-0.12	2.68	-6.36	-10.90	-16.85	12.83	14.24	0.86

INDEXED RETURNS
Months Ending

Company/Index	Base Period 28Sep00	Sep00	Oct00	Nov00	Dec00	Jan01	Feb01	Mar01	Apr01	May01	Jun01	Ju101	Aug01	Sep01	Oct01	Nov01	Dec01
VASTERA INC	100	127.54	102.90	58.33	92.75	93.48	84.42	44.93	63.36	69.57	82.32	75.30	58.03	64.93	70.72	67.42	96.29
S&P 500 INDEX	100	98.51	98.09	90.36	90.80	94.02	85.45	80.03	86.25	86.83	84.72	83.88	78.63	72.28	73.66	79.31	80.01
TECHNOLOGY-500	100	95.29	90.08	72.37	64.37	75.43	55.12	48.45	56.16	53.67	54.31	51.37	45.24	36.66	42.72	49.72	49.08
NASDAQ US INDEX	100	97.15	89.17	68.70	65.05	72.94	56.47	48.56	55.80	55.74	57.23	53.59	47.75	39.71	44.80	51.18	51.62

CERTAIN TRANSACTIONS

        Since January 1, 2001 there has not been any transaction or series of similar transactions to which Vastera was or is a party in which the amount involved exceeded or exceeds $60,000 and in which any director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than the transactions described below.

Transactions with Ford Motor Company

        On July 14, 2000, our wholly-owned subsidiary, Vastera Solutions Services Corporation, entered into a series of agreements with Ford Motor Company ("Ford") that transfered the responsibility of managing Ford's global trade processes to us. On August 29, 2000, we purchased Ford's global customs unit including its technologies and the services of its employees by issuing 8,000,000 shares of our common stock to Ford. The material agreements that define the relationship are the Global Trade Services Agreement, the Stock Transfer Agreement, the License Agreement, the Salaried Employee Secondment Agreement and the Employee Transfer Agreement. During 2001, we derived more than 10% of our annual revenues from Ford. The principal terms of each of these agreements are described below.

        Global Trade Services Agreement.    We signed an agreement to provide the entire range of our service offerings to Ford. Under this Agreement, we administer and manage Ford's global trade operations including supporting and managing Ford's import/export customs operations, administering contracts between Ford and third-party brokers and freight forwarders, minimizing duties and customs fees and generally automating and managing Ford's global trade management requirements.

        We initially provided our suite of product and service offerings to Ford in the United States. Upon successfully implementing our services in the United States, we began providing our suite of product service offerings to Ford in Mexico and then in Canada. As we continue implementing our services successfully in newly acquired geographic regions, we have the opportunity to expand the services we provide to Ford divisions and subsidiaries in additional geographic regions around the world. Although this agreement has an initial term of 10 years, commencing on August 1, 2003, either party may terminate this agreement for convenience after providing the non-terminating party one-year advance notice. Commencing on August 1, 2004 and continuing thereafter, either party may terminate the agreement upon providing six-months' advance written notice.

        As consideration for our service and product offerings, Ford has agreed to pay us certain transaction fees, subject to certain guaranteed minimum transaction revenues through 2004 totaling approximately $47.0 million. The guaranteed minimum revenues are $4.5 million for 2000, $11.6 million for 2001, 2002 and 2003, and $6.8 million for 2004. This agreement also requires Ford to pay us a fee equal to 10% of annual cost savings up to a certain threshold and 15% above that threshold. Cost savings will be calculated by comparing the historical costs incurred by Ford with the future costs incurred under our agreement with Ford. These costs include only duty, taxes, other related government payments and customs broker costs paid by Ford.

        Stock Transfer Agreement.    Under this agreement, we issued 8,000,000 shares of our common stock to Ford in consideration for the acquisition of its global customs operation. Ford has agreed to certain market standstill conditions effective until July 1, 2004 that limit Ford from acquiring more than 27.5% of our outstanding common stock without obtaining approval from our Board of Directors. If Ford breaches these conditions, but owns no more than 30% of our outstanding common stock, we will have the right to reduce Ford's ownership percentage by purchasing any overage from Ford. If Ford acquires more than 30% of our outstanding common stock, we will have the right to reduce Ford's ownership percentage to 25%, by purchasing any such overage. The price per share to be paid to Ford under these rights will be the lesser of the per share price contained in our final prospectus or the lowest price per share paid by Ford for our shares. Ford has also agreed to limit the number of shares of our common stock that it will sell into the market during the first four years following the date of signing of this agreement. In addition, Ford is a party to our investors' rights agreement providing Ford with certain registration rights.

        License Agreement.    To enable us to perform the services described in the Global Trade Services Agreement, we need access to certain of Ford's computer systems, trade secrets, copyrights, patents, software and other intellectual property. Under this agreement, Ford agreed to license to us on a permanent basis all of the intellectual property we required to commence performance. We have agreed to pay Ford a monthly license fee for the use of Ford's information technology and related support services.

        Salaried Employee Secondment Agreement.    Under this agreement, which terminates on December 31, 2002, Ford has agreed to assign to us selected employees that are performing its import/export customs operations. In addition to reimbursing Ford for the direct salary and benefits costs attributable to each seconded employee, we will pay Ford a per employee fee for each employee that is assigned to us and is engaged in performing global trade management services on Ford's behalf. These seconded Ford employees will remain employees of Ford, but will receive instructions and supervision from us. By way of another agreement, we have agreed to offer each assigned employee the opportunity to terminate his or her employment with Ford and become an employee of Vastera. Until such time as an assigned Ford employee elects to become a Vastera employee, the employee shall remain on Ford's payroll system and receive Ford's employee benefits.

        Employee Transfer Agreement.    Under this agreement, we agreed to offer employment to selected Ford employees who were previously performing the import/export customs operations at Ford. Of the approximately 110 employees of Ford's global customs unit, we expect that approximately 75% of these employees to transfer to us from Ford. Currently, 31 of the U.S.-based, 30 of the Mexico-based and seven of the Canada-based Ford employees have accepted employment with us. Select Ford employees in the other geographic regions will be offered employment with us as these regions are phased in. We will continue paying each employee who accepts our offer a monthly base salary comparable to that paid by Ford and these employees will then be eligible to receive all of the benefits normally offered to Vastera employees at their level. These employees will also continue to participate in Ford's general retirement plan, but will not be entitled to continue participating in Ford's stock investment plan for salaried employees.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

        Under our bylaws and Delaware law, stockholder proposals intended to be presented by such stockholders at next year's annual meeting must be received by us no later than December 9, 2002 in order that they may be included in the proxy statement and form of proxy relating to that meeting. In addition, the proxy solicited by the Board of Directors for next year's annual meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company receives notice of such proposal on or before January 22, 2003. Please address any stockholder proposal to Brian D. Henderson, Secretary of Vastera, Inc., at our principal executive offices located at 45025 Aviation Drive, Suite 300, Dulles, Virginia 20166.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file an initial report of securities ownership on Form 3 and reports of changes in securities ownership on Form 4 or 5 with SEC. Such executive officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms that they file. Based solely upon a review of Forms 3, 4 and 5 furnished to us during the year ended December 31, 2001, we believe that our officers, directors and 10% stockholders have timely filed all reports required by Section 16(a) to be filed during that period, except that (i) Robert Barrett failed to file a Form 4 disclosing one transaction involving an acquisition of shares of common stock through an exercise of an outstanding warrant, (ii) David M. Pierce failed to file a Form 4 disclosing one transaction involving a disposition of shares of common stock acquired through the Employee Stock Purchase Plan and (iii) Battery Ventures III, L.P. failed to file its initial Form 3 and a Form 4 disclosing one transaction involving the distribution of shares of Common Stock to its partners.

OTHER MATTERS

        Our Board of Directors knows of no other business that will be presented to the annual meeting. If any other business is properly brought before the annual meeting or any adjournment or postponement thereof, proxies in the enclosed form will be voted in respect thereof in accordance with the recommendation of the Board of Directors. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

        It is important that the proxies be returned promptly and that your shares be represented. You are urged to complete, sign, date and promptly return the enclosed proxy card in the enclosed envelope in accordance with the specific instructions set forth on the proxy card.

        A copy of our Annual Report for the 2001 fiscal year has been mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the annual meeting. The Annual Report is not incorporated into this proxy statement and is not considered proxy solicitation material.

        We have filed an Annual Report on Form 10-K for the year ended December 31, 2001 with the SEC. You may obtain, free of charge, a copy of the Form 10-K and any of our other SEC reports by writing to: Secretary, Vastera, Inc., 45025 Aviation Drive, Dulles, Virginia 20166.

By Order of the Board of Directors,

Brian D. Henderson Secretary

Dulles, Virginia
March 14, 2002

2078-PS-02

DETACH HERE

PROXY

VASTERA, INC.

Annual Meeting of Stockholders, April 17, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned acknowledges receipt of the Notice of the Annual Meeting of Stockholders of the Company to be held at the Company's principal executive offices at 45025 Aviation Drive, Dulles, VA 20166-7554 on Wednesday, April 17, 2002 at 10:00 a.m. EDT (the "Annual Meeting") and the Proxy Statement and hereby revokes all previous proxies. The undersigned hereby appoints Mark J. Ferrer and Philip J. Balsamo, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of common stock of Vastera, Inc. (the "Company") that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities at the Annual Meeting, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

The Board of Directors recommends a vote IN FAVOR OF the Directors listed in Proposal 1 and a vote IN FAVOR OF Proposal 2. This Proxy, when properly executed, will be voted as specified. If no specification is made, this Proxy will be voted IN FAVOR OF the election of the directors listed in Proposal 1 and IN FAVOR OF Proposal 2.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

VASTERA, INC.
 C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940

DETACH HERE

☒	Please mark votes as in this example.

The Board of Directors recommends a vote IN FAVOR OF the Directors listed below and a vote IN FAVOR OF Proposal 2.

1.	To elect the following nominees to serve for a three-year term ending in the year 2005 or until their successors are duly elected and qualified:					2.	To ratify the appointment of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 31, 2002.	FOR ☐	AGAINST ☐	ABSTAIN ☐

	Nominees:		(01) Timothy A. Davenport, (02) Nicolas C. Nierenberg and (03) James D. Robinson IV.				In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

		FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES		This Proxy, when properly executed, will be voted as specified. If no specification is made, this Proxy will be voted IN FAVOR OF the election of the directors listed above and IN FAVOR OF Proposal 2.

	☐	________________________________________
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided above.)
							MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			☐
							MARK HERE IF YOU PLAN TO ATTEND THE MEETING			☐
Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized person.

Signature:______________________________	Date:________________	Signature:______________________________	Date:________________

QuickLinks

45025 Aviation Drive Dulles, Virginia 20166-7554 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 17, 2002
VASTERA, INC. 45025 Aviation Drive Dulles, Virginia 20166 PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 17, 2002
GENERAL INFORMATION ABOUT VOTING
PROPOSAL NO. 1: ELECTION OF DIRECTORS
PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF AUDITORS
OTHER MATTERS
MANAGEMENT
EXECUTIVE COMPENSATION AND RELATED INFORMATION
Summary Compensation Table
Aggregated Option Exercises in 2001 and Year-End Values
PRINCIPAL STOCKHOLDERS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
AUDIT AND RELATED FEES
STOCK PERFORMANCE GRAPH
COMPARISON OF CUMULATIVE TOTAL RETURN AMONG VASTERA, INC., THE STANDARD AND POOR'S 500 INDEX, THE TECHNOLOGY-500 THE NASDAQ STOCK MARKET (U.S.) INDEX
Total Return To Shareholders (Dividends reinvested monthly) ANNUAL RETURN PERCENTAGE Months Ending
INDEXED RETURNS Months Ending
CERTAIN TRANSACTIONS
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS